Vocera Announces Fourth Quarter 2020 Financial Results

SAN JOSE, Calif. - February 11, 2021 - Vocera Communications, Inc. (NYSE: VCRA), a recognized leader in clinical communication and workflow solutions, today reported total revenue of $56.6 million for the fourth quarter of 2020, an increase of 14% compared to last year.

“We had an outstanding Q4. Strong execution by our enhanced sales organization and the rising priority of our solutions translated into excellent performance in our business across the board,” said Brent Lang, Chairman and CEO. “This year, we faced unprecedented challenges around the world and rallied as a company to deliver the best results in our history.”

Fourth quarter of 2020 financial highlights include:

•Total revenue of $56.6 million, up 14% compared to $49.7 million last year
•GAAP net income of $0.1 million compared to a GAAP net loss of $(1.7) million last year
•Non-GAAP net income of $9.7 million compared to $4.9 million last year
•Adjusted EBITDA of $13.1 million compared to $6.9 million last year
•Full-year bookings were $233.3 million, up 17% year-over-year
•Deferred revenue and backlog combined of $173.9 million as of December 31, 2020, an increase of 28% over last year

Fourth Quarter 2020 Results
Total revenue for the fourth quarter of 2020 was $56.6 million, an increase of 14% compared to last year.

(in thousands)	Three months ended December 31,
	2020	2019	% change
Product revenue
Device	$21,291	$17,658	20.6%
Software	8,965	9,257	(3.2)
Total product	$30,256	$26,915	12.4%

Service revenue
Subscription and support	$21,082	$17,987	17.2%
Professional services and training	5,247	4,750	10.5
Total service	26,329	22,737	15.8%
Total revenue	$56,585	$49,652	14.0%

GAAP gross margin for the fourth quarter of 2020 was 68.1%, compared to 61.4% in the fourth quarter of 2019.

	Three months ended December 31,
	2020	2019
Gross margin
Product	74.9%	68.1%
Service	60.4	53.6
Total gross margin	68.1%	61.4%

Non-GAAP gross margin
Product	76.2%	69.7%
Service	63.6	57.6
Total non-GAAP gross margin	70.4%	64.2%

GAAP net income for the fourth quarter of 2020 was $0.1 million, or $0.00 per share, compared to GAAP net loss of $(1.7) million, or $(0.05) per share in the fourth quarter of 2019.

	Three months ended December 31,
(in thousands except per share amounts)	2020	2019
Net income (loss)	$121	$(1,686)
Net income (loss) per share	0.00	$(0.05)
Non-GAAP net income	$9,724	$4,947
Non-GAAP diluted net income per share	$0.28	$0.15
Adjusted EBITDA	$13,077	$6,926

Deferred revenue at December 31, 2020 was $64.7 million compared to $61.5 million at December 31, 2019. Cash, cash equivalents and short-term investments were $230.2 million at December 31, 2020 compared to $229.9 million at December 31, 2019.

Full Year 2021 Guidance
For the full-year 2021, the Company expects revenue between $215.0 million and $225.0 million and a GAAP loss per share between $(0.64) and $(0.44). The Company expects non-GAAP diluted earnings per share to be between $0.45 and $0.61 and non-GAAP Adjusted EBITDA to be between $30.0 million and $35.0 million.

	FY’21
(in millions except per share amounts)	Low	High
Revenue	$215.0	$225.0
Loss per share	$(0.64)	$(0.44)
Non-GAAP diluted earnings per share	$0.45	$0.61
Adjusted EBITDA	$30.0	$35.0

Conference Call Information
Vocera Communications will host a conference call at 5 p.m. ET (2 p.m. PT) today, February 11, 2021, to discuss the Company’s results.

A free, live webcast of the conference call will be available on the Investors section of the company’s website at investors.vocera.com.

The call also can be accessed by dialing 833-968-2210, or +1 778-560-2808 for international callers, and using the access code 5559137.

A replay of the call will be archived after the event at investors.vocera.com.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the U.S. federal securities laws. These forward-looking statements are based on limited information currently available to us and our management`s expectations, which are inherently subject to change and involve a number of risks and uncertainties.
Actual events or results may differ materially from those in any forward-looking statement due to various factors, including but not limited to, potential impacts of the COVID-19 pandemic on our operations, changes in regulations in the U.S. and other countries; the effects on government and commercial hospital customers of the federal budget and budgetary uncertainty; changes in healthcare insurance coverage and consumers’ utilization of healthcare and hospital services; our ability to achieve and maintain profitability; the demand for our various solutions in the healthcare and other markets; our lengthy and unpredictable sales cycle; our ability to offer high-quality services and support for our solutions; our ability to achieve anticipated strategic or financial benefits from our acquisitions; our ability to acquire the sole and limited source hardware and software components of our solutions; our ability to obtain the required capacity and product quality from our contract manufacturers; our ability to develop and introduce new solutions and features to existing solutions and to manage our growth; the impact of tax law reform on us or our customers; and the other factors described in our most recently filed Quarterly Report on Form 10-Q, as well as our other filings with the Securities and Exchange Commission (SEC). Our filings with the SEC are available on the Investors section of the Company’s web site at www.vocera.com. The financial and other information contained in this press release should be read in conjunction with the financial statements and notes thereto included in our filings with the SEC. Our operating results for any historical period, including the fourth quarter of 2020, are not necessarily indicative of our operating results for any future periods. This press release speaks only as of its date. We assume no obligation to update the information in this press release, to revise any forward-looking statements, or to update the reasons actual events or results could differ materially from those anticipated in forward-looking statements.

Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates the Company’s results and makes operating decisions using various GAAP and non-GAAP measures. In addition to our GAAP results, we also consider non-GAAP gross margin, non-GAAP gross margin for products and for services, non-GAAP net income/(loss), non-GAAP diluted income/(loss) per share, non-GAAP operating expenses, non-GAAP other expense, net and non-GAAP benefit from (provision for) income taxes. We also present Adjusted EBITDA, a non-GAAP measure that we reconcile to net income/(loss). These non-GAAP measures should not be considered as a substitute for the corresponding financial measure derived in accordance with GAAP. We present the non-GAAP measures because we consider them to be important supplemental information for our investors for analyzing our performance, core operating results and trends. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included with this press release.

Our non-GAAP gross margins, non-GAAP net income/(loss), non-GAAP diluted income/(loss) per share, non-GAAP operating expenses, non-GAAP other expense, net, non-GAAP benefit from (provision for) income taxes, and Adjusted EBITDA are exclusive of certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis because such items are not related to our ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:
a) Stock-based compensation expense impact. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options and restricted stock units as non-GAAP adjustments in each period.
b) Amortization of acquired intangibles. We acquired certain companies in 2020, 2016, and 2014, and booked intangible assets related to these acquisitions. The amortization of these acquired intangible assets is excluded from non-GAAP net income because it is not related to ongoing controllable management decisions and because it is non-cash in nature.
c) Restructuring costs. We exclude restructuring costs from non-GAAP measures because we do not regard these limited-term or one-time costs as reflective of normal costs we incur to operate our business. These are defined in U.S. GAAP to include one-time employee termination benefits, contract termination costs, and other associated costs, with respect to exit or disposal activities.
d) Acquisition related expenses. In addition to the amortization of acquired intangibles mentioned above, we also adjust for certain acquisition-related expenses that we may incur including (i) professional service fees, (ii) transition costs and (iii) non-cash tax adjustments. Professional service fees include third party costs related to the acquisition, such as due diligence costs, accounting fees, legal fees, valuation services and commissions, if any. Transition costs include retention payments and other transitional employee costs treated as compensation expense as well as the change in the fair value of contingent consideration payments payable to the selling shareholders. Non-cash tax adjustments includes the benefit received from releasing deferred tax assets reserves that were available to offset tax liabilities acquired through acquisition. We consider such costs and adjustments as highly variable in amount and frequency, being significantly impacted by the timing and size of any acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management can better focus on the organic continuing operations of our baseline and acquired businesses.
Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing are largely outside of Vocera’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock award grants.
We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

a) Such non-GAAP financial measures provide an additional analytical tool for understanding our financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;
b) These non-GAAP financial measures facilitate comparisons to the operating results of other companies commonly compared to us, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance; and
c) These non-GAAP financial measures are employed by our management in their own evaluation of performance and are utilized in financial and operational decision-making processes, such as budget planning and forecasting.
Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
a) While share-based compensation constitutes one of our ongoing and recurring expenses, it is not an expense that requires cash settlement by us. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.
b) We present share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation are dependent upon the trading price of our common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:
•Our stock options, restricted stock units, performance based restricted stock units, and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future; and
•Other companies may calculate non-GAAP financial measures differently than us, limiting their usefulness as a comparative measure.
Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between our non-GAAP and GAAP financial results is set forth in the financial tables referred to above, and linked to, this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results for the respective periods.
About Vocera:
The mission of Vocera Communications, Inc. is to simplify and improve the lives of healthcare professionals, patients, and families while enabling hospitals to enhance quality of care and operational efficiency and humanize the healthcare experience. In 2000, when the company was founded, we began to forever change the way care teams communicate. Today, Vocera offers the leading platform for improving clinical communication and workflow. More than 2,100 facilities worldwide, including nearly 1,700 hospitals and healthcare facilities, have selected our solutions. Care team members use our solutions to communicate and collaborate with co-workers by securely texting or calling, and to be notified of important alerts and alarms. They can choose the right device for their role or task, including smartphones or our hands-free, wearable Vocera Smartbadge and Vocera Badge. They can create a richer, more human connection for patients and their loved ones before, during, and after care using Vocera Ease applications. Interoperability between the Vocera Platform and more than 150 clinical and operational systems helps reduce alarm fatigue; speed up staff response times; and improve patient care, safety, and experience. In addition to healthcare, Vocera solutions are found in luxury hotels, aged care facilities, retail stores, schools, power facilities, libraries, and more. Vocera solutions make mobile workers safer and more effective by enabling them to connect instantly with other people and access resources or information quickly. Vocera has made the list of Forbes 100 Most Trustworthy Companies in America, and the Vocera Smartbadge was named to TIME’s list of the 100 Best Inventions of 2020. Learn more at www.vocera.com, and follow @VoceraComm and @VoceraEase on Twitter.

Vocera® and the Vocera logo are trademarks of Vocera Communications, Inc. registered in the United States and other jurisdictions. All other trademarks appearing in this release are the property of their respective owners.

Contacts:

Investors:
Sue Dooley
Vocera Communications, Inc.
408.882.5971
investorrelations@vocera.com

Media:
Shanna Hearon
Vocera Communications, Inc.
669.999.3368
shearon@vocera.com

Vocera Communications, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Revenue
Product	$30,256	$26,915	$100,567	$92,561
Service	26,329	22,737	97,853	87,940
Total revenue	56,585	49,652	198,420	180,501
Cost of revenue
Product	7,592	8,589	28,805	29,039
Service	10,435	10,553	40,998	42,363
Total cost of revenue	18,027	19,142	69,803	71,402
Gross profit	38,558	30,510	128,617	109,099
Operating expenses
Research and development	10,880	8,828	38,820	34,280
Sales and marketing	17,242	16,165	65,494	63,168
General and administrative	7,604	6,239	28,382	25,774
Total operating expenses	35,726	31,232	132,696	123,222
Income (Loss) from operations	2,832	(722)	(4,079)	(14,123)
Interest income	491	1,200	3,169	5,110
Interest expense	(2,404)	(2,265)	(9,354)	(8,789)
Other income (expense), net	(523)	15	(640)	(158)
Income (loss) before income taxes	396	(1,772)	(10,904)	(17,960)
Benefit from (provision for) income taxes	(275)	86	1,248	(20)
Net income (loss)	$121	$(1,686)	$(9,656)	$(17,980)

Income (loss) per share
Basic	$0.00	$(0.05)	$(0.30)	$(0.57)
Diluted	$0.00	$(0.05)	$(0.30)	$(0.57)
Weighted average shares used to compute net income (loss) per share
Basic	32,570	31,579	32,215	31,273
Diluted	34,670	31,579	32,215	31,273

Vocera Communications, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	December 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$34,976	$25,704
Short-term investments	195,227	204,164
Accounts receivable, net of allowance	45,653	42,547
Other receivables	6,170	6,312
Inventories	10,159	4,576
Prepaid expenses and other current assets	6,317	5,149
Total current assets	298,502	288,452
Property and equipment, net	8,103	8,661
Intangible assets, net	12,788	5,461
Goodwill	69,168	49,246
Deferred commissions	12,293	10,477
Other long-term assets	5,967	8,158
Total assets	$406,821	$370,455
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,127	$6,036
Accrued payroll and other current liabilities	23,195	14,757
Deferred revenue, current	54,785	50,033
Total current liabilities	81,107	70,826
Deferred revenue, long-term	9,948	11,442
Convertible senior notes, net	124,376	117,178
Other long-term liabilities	10,374	7,184
Total liabilities	225,805	206,630
Stockholders' equity	181,016	163,825
Total liabilities and stockholders’ equity	$406,821	$370,455

Vocera Communications, Inc.
Three months ended December 31, 2020

		Stock			Acquisition
(In thousands)	GAAP	compensation	Intangible	Restructuring	related	Total	Non-GAAP
	2020	expense (a)	amortization (b)	expense (c)	expense (d)	adjustments	2020
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$30,256	$—	$—	$—	$—	$—	$30,256
Service	26,329	—	—	—	—	—	26,329
Total revenue	56,585	—	—	—	—	—	56,585
Cost of revenue
Product	7,592	180	226	—	—	406	7,186
Service	10,435	852	—	—	—	852	9,583
Total cost of revenue	18,027	1,032	226	—	—	1,258	16,769
Gross profit	$38,558	$1,032	$226	$—	$—	$1,258	$39,816

		Stock			Acquisition
(In thousands)	GAAP	compensation	Intangible	Restructuring	related	Total	Non-GAAP
	2020	expense (a)	amortization (b)	expense (c)	expense (d)	adjustments	2020
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$10,880	$1,145	$—	$—	$445	$1,590	$9,290
Sales and marketing	17,242	2,076	493	—	296	2,865	14,377
General and administrative	7,604	2,586	39	405	71	3,101	4,503
Total operating expenses	$35,726	$5,807	$532	$405	$812	$7,556	$28,170

(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b)This adjustment reflects the accounting impact of acquisitions in 2020, 2016, and 2014 in non-cash expense.
(c)This adjustment reflects costs associated with 2020 exit and disposal activities.
(d)This adjustment reflects the costs associated with the acquisition in 2020.

Three months ended December 31, 2019
		Stock	Intangible
(In thousands)	GAAP	compensation	amortization	Total	Non-GAAP
	2019	expense (a)	(b)	adjustments	2019
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$26,915	$—	$—	$—	$26,915
Service	22,737	—	—	—	22,737
Total revenue	49,652	—	—	—	49,652
Cost of revenue
Product	8,589	187	239	426	8,163
Service	10,553	923	—	923	9,630
Total cost of revenue	19,142	1,110	239	1,349	17,793
Gross profit	$30,510	$1,110	$239	$1,349	$31,859

		Stock	Intangible
(In thousands)	GAAP	compensation	amortization	Total	Non-GAAP
	2019	expense (a)	(b)	adjustments	2019
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$8,828	$1,077	$—	$1,077	$7,751
Sales and marketing	16,165	1,728	313	2,041	14,124
General and administrative	6,239	2,128	38	2,166	4,073
Total operating expenses	$31,232	$4,933	$351	$5,284	$25,948

(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b)This adjustment reflects the accounting impact of acquisitions in 2016 and 2014 in non-cash expense.

Vocera Communications, Inc.
Year ended December 31, 2020

		Stock	Intangible		Acquisition
(In thousands)	GAAP	compensation	amortization	Restructuring	related	Total	Non-GAAP
	2020	expense (a)	(b)	expense (c)	expense (d)	adjustments	2020
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$100,567	$—	$—	$—	$—	$—	$100,567
Service	97,853	—	—	—	—	—	97,853
Total revenue	198,420	—	—	—	—	—	198,420
Cost of revenue
Product	28,805	690	351	—	—	1,041	27,764
Service	40,998	3,471	—	—	—	3,471	37,527
Total cost of revenue	69,803	4,161	351	—	—	4,512	65,291
Gross profit	$128,617	$4,161	$351	—	$—	$4,512	$133,129

		Stock	Intangible		Acquisition
(In thousands)	GAAP	compensation	amortization	Restructuring	related	Total	Non-GAAP
	2020	expense (a)	(b)	expense (c)	expense (d)	adjustments	2020
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$38,820	$4,180	$—	$—	$667	$4,847	$33,973
Sales and marketing	65,494	7,934	1,405	—	444	9,783	55,711
General and administrative	28,382	9,450	157	405	556	10,568	17,814
Total operating expenses	$132,696	$21,564	$1,562	$405	$1,667	$25,198	$107,498

(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b)This adjustment reflects the accounting impact of acquisitions in 2020, 2016, and 2014 in non-cash expense.
(c)This adjustment reflects costs associated with 2020 exit and disposal activities.
(d)This adjustment reflects the costs associated with the acquisition in 2020.

Year ended December 31, 2019
		Stock	Intangible
(In thousands)	GAAP	compensation	amortization	Total	Non-GAAP
	2019	expense (a)	(b)	adjustments	2019
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$92,561	$—	$—	$—	$92,561
Service	87,940	—	—	—	87,940
Total revenue	180,501	—	—	—	180,501
Cost of revenue
Product	29,039	689	2,001	2,690	26,349
Service	42,363	3,752	—	3,752	38,611
Total cost of revenue	71,402	4,441	2,001	6,442	64,960
Gross profit	$109,099	$4,441	$2,001	$6,442	$115,541

		Stock	Intangible
(In thousands)	GAAP	compensation	amortization	Total	Non-GAAP
	2019	expense (a)	(b)	adjustments	2019
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$34,280	$3,955	$—	$3,955	$30,325
Sales and marketing	63,168	7,014	1,418	8,432	54,736
General and administrative	25,774	8,455	156	8,611	17,163
Total operating expenses	$123,222	$19,424	$1,574	$20,998	$102,224

(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b)This adjustment reflects the accounting impact of acquisitions in 2016 and 2014 in non-cash expense.

Vocera Communications, Inc.
Non-GAAP Net income and net income per share and Adjusted EBITDA
(In thousands, except per share amounts)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
GAAP net income (loss)	$121	$(1,686)	$(9,656)	$(17,980)
Add back:
Stock compensation expense	6,839	6,043	25,725	23,865
Restructuring expense	405	—	405	—
Acquisition related expenses	812	—	1,667	—
Other expense, net (a)	789	—	797	—
Benefit for income taxes (b)	—	—	(2,056)	—
Interest income	(485)	(1,191)	(3,140)	(5,065)
Interest expense	2,404	2,265	9,354	8,789
Depreciation and amortization expense	1,917	1,581	6,387	7,289
Provision for (benefit from) income taxes	275	(86)	808	20
Non-GAAP adjusted EBITDA	$13,077	$6,926	$30,291	$16,918

GAAP net income (loss)	$121	$(1,686)	$(9,656)	$(17,980)
Add back:
Stock compensation expense	6,839	6,043	25,725	23,865
Intangible amortization	758	590	1,913	3,575
Restructuring expense	405	—	405	—
Acquisition related expenses	812	—	1,667	—
Other expense, net (a)	789	—	797	—
Benefit for income taxes (b)	—	—	(2,056)	—
Non-GAAP net income	$9,724	$4,947	$18,795	$9,460
Non-GAAP net income per share
Basic	$0.30	$0.16	$0.58	$0.30
Diluted	$0.28	$0.15	$0.57	$0.30
Weighted average shares used to compute non-GAAP net income per share
Basic	32,570	31,579	32,215	31,273
Diluted	34,670	31,992	33,184	32,065

(a)This adjustment reflects the accounting impact of the quarterly valuation reassessment resulting from the 2020 acquisition.
(b)This adjustment reflects a non-cash tax benefit from the 2020 acquisition.

Vocera Communications, Inc.
Future guidance for operating results
(In millions, except per share amounts)

Reconciliation for GAAP to Non-GAAP for net income (loss) and net income (loss) per share
	Year ended December 31, 2021
	Low	High
Revenue	$215.0	$225.0
GAAP net loss	(21.3)	(14.8)
Stock compensation expense	30.0	29.0
Intangible amortization expense	3.3	3.3
Acquisition and restructuring expense	4.0	4.0
Total adjustments	37.3	36.3
Non-GAAP net income	$16.0	$21.5
Weighted average shares (in thousands)
Basic	33.3	33.3
Diluted - GAAP	33.3	33.3
Diluted	35.5	35.5

GAAP loss per share:
Basic	$(0.64)	$(0.44)
Diluted	$(0.64)	$(0.44)
Non-GAAP net income per share:
Basic	$0.48	$0.65
Diluted	$0.45	$0.61

Reconciliation of Non-GAAP net income to adjusted EBITDA
	Year ended December 31, 2021
	Low	High
Non-GAAP net income	$16.0	$21.5
Interest expense, net	8.0	7.5
Depreciation expense	5.0	5.0
Provision for income taxes	1.0	1.0
Total adjustments	14.0	13.5
Adjusted EBITDA	$30.0	$35.0

* Amounts may not recompute due to rounding.